Exhibit 1.1

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

[—] Series B Shares (without par value) of

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

directly or in the form of American Depositary Shares

UNDERWRITING AGREEMENT

[—], 2013

[—]

Ladies and Gentlemen:

The shareholder named in Schedule III hereto (the “Selling Shareholder”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (the “Company”) organized under the laws of the United Mexican States (“Mexico”) proposes to sell to the Underwriters named in Schedule II hereto (collectively, the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom [—] (the “Representative”) is acting as representative, an aggregate of [—] outstanding Series B shares, without par value, of the Company (the “Series B Shares”), directly or in the form of American Depositary Shares (the “ADSs”). The Series B Shares, including any ADSs representing such Series B Shares, to be purchased by the Underwriters as set forth in this Underwriting Agreement (the “Agreement”) are hereinafter called, collectively, the “International Firm Shares.” [The Selling Shareholder also proposes to sell to the Underwriters, at the option of the Underwriters and as set forth in this Agreement, an aggregate of not more than an additional [—] Series B Shares directly or in the form of ADSs (the “International Option Shares,” and together with the International Firm Shares, hereinafter called the “International Shares”)]. The ADSs are to be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to a Deposit Agreement, effective as of December 27, 2012 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and all registered holders from time to time of any ADRs issued thereunder. Each reference herein to an ADR shall include the corresponding ADS, and vice versa. Each ADS represents eight (8) Series B Shares.

It is understood that the Company and the Selling Shareholder are concurrently entering into a Contrato de Colocación (the “Mexican Underwriting Agreement,” together with this Agreement, the “Global Underwriting Agreements”) providing for the sale by the Selling Shareholder to [—] (collectively, the “Mexican Underwriters”), of an aggregate of [—] Series B Shares (said shares to be sold by the Selling Shareholder pursuant to the Mexican Underwriting Agreement being hereinafter called the “Mexican Firm Shares”)[ and providing for the grant to the Mexican Underwriters of an option to purchase from the Selling Shareholder up to [—] additional Series B Shares (the “Mexican Option Shares,” and together with the Mexican Firm Shares, the “Mexican Shares,” and together with the International Shares, the “Global Shares”)].

It is further understood and agreed that the Mexican Underwriters and the Underwriters (collectively, the “Global Underwriters”) have entered into an intersyndicate agreement (the “Intersyndicate Agreement”), pursuant to which, among other things, the Mexican Underwriters may purchase from the Underwriters a portion of the International Shares to be sold pursuant to this Agreement and the Underwriters may purchase from the Mexican Underwriters a portion of the Mexican Shares to be sold pursuant to the Mexican Underwriting Agreement. [In addition, under the Intersyndicate Agreement, the Mexican Underwriters and the Underwriters have agreed to the terms for the concurrent, but independent, purchase of the International Option Shares and the Mexican Option Shares, and to conduct stabilization transactions.]

To the extent there are no additional Underwriters listed on Schedule II other than [—], the term Representative as used in this Agreement shall mean [—], as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of the Registration Statement on Form F-3 (“Form F-3”) which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used in this Agreement are defined in Section 25 hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement, as defined in Rule 405 (No. 333-188624) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the International Shares. Such Registration Statement, including any amendments or supplements thereto filed prior to the Execution Time, has become effective under the Act. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the International Shares, each of which has previously been furnished to the Representative. The Company will file with the Commission a Final Prospectus relating to the International Shares in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Global Shares: one form of prospectus relating to the International Shares, which are to be offered and sold outside of Mexico, and one form of prospectus relating to the Mexican Shares, which are to be offered and sold in Mexico.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and Rule 430A and on the Closing Date (as defined herein) [and on any date on which International Option Shares are purchased, if such date is not the Closing Date (a “Settlement Date”)], the Final Prospectus (and any amendments or supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of International Shares, the Final Prospectus (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendments or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof; and provided, further that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendments or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in Section 10(b). The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the securities authority of any jurisdiction. No order preventing or suspending the use of the Final Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the securities authority of any jurisdiction.

(c) (i) The Disclosure Package and the price per share to the public, the number of International Firm Shares [and the number of International Option Shares] to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show material when taken together as a whole with the Disclosure Package and the price per share to the public, the number of International Firm Shares [and the number of International Option Shares] to be included on the cover page of the Final Prospectus, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof, and (ii) any information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in Section 10(b).

(d) (i) At the earliest time after the filing of the Registration Statement that the Selling Shareholder made a bona fide offer (within the meaning of Rule 164(h)(2)) of the International Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated therein by reference, any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus based upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(c) hereof, and (ii) any information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in Section 10(b).

(f) The Base Prospectus and each Preliminary Prospectus delivered to the Underwriters for use in connection with the sale of the International Shares complied when so filed in all material respects with the Act and such Base Prospectus and each such Preliminary Prospectus was, and the Final Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

(g) The Company has been duly incorporated and is validly existing as a sociedad anónima bursátil de capital variable and each of its subsidiaries has been duly organized and is validly existing under the laws of Mexico, or as a corporation under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation where it does business as such and is in good standing, if applicable, under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens as in the individual or the aggregate could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(i) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the Global Shares and all other outstanding shares of capital stock of the Company, including the Series B Shares, have been duly authorized and validly issued, are fully subscribed to, paid for and nonassessable under applicable Mexican law, and are free and clear of any Liens other than those arising under [—]; the Global Shares are duly listed for quotation, and admitted and authorized, for trading on the NASDAQ Stock Market LLC (“NASDAQ”) or on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), as the case may be; the certificates for the International Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights to subscribe for the International Shares; except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(j) There is no material franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement (as defined below), the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus used most recently prior to the Execution Time contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and, subject to the same provisos in Section 1(b) above, the statements included or incorporated by reference in the Disclosure Package and the Final Prospectus under the headings [“Description of Our Capital Stock,” “Taxation,” “Plan of Distribution”] and the statements in the Form 20-F (as defined below) under the captions “Item 3. Key Information – Risk Factors – Risk Related to Our Shareholders – Aeroinvest, S.A. de C.V. (Aeroinvest), and Servicios de Tecnología Aeroportuaria, S.A. de C.V. (SETA), control our management, and their interests may differ from those of other stockholders” and “– If SETA, one of our principal shareholders, should sell or otherwise transfer all or a portion of our Series BB shares that it holds our operations could be adversely affected,” “– Risk Related to Our ADSs – You may not be entitled to participate in future preemptive rights offerings” and “– Holders of ADSs are not entitled to attend shareholders’ meetings, and they may only vote through the depositary,” “Item 6. Directors, Senior Management and Employees – Committees,” “Item 8. Financial Information – Legal Proceedings,” “Item 10. Additional Information – Taxation” as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize such legal matters, agreements, documents or proceedings in all material respects.

(k) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Global Shares thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering or sale of the International Shares hereunder or the consummation of the transactions contemplated in this Agreement or in the Deposit Agreement, except (i) such as have been obtained or made under the Act and such as may be required under the blue sky laws of any jurisdiction, the NASDAQ rules and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the International Shares by the Underwriters in the manner contemplated herein and in the Registration Statement, Disclosure Package and the Final Prospectus, the Ley del Mercado de Valores and regulations thereunder or the regulations of the Mexican Stock Exchange, or any laws of jurisdictions outside of Mexico and the United States in which the Global Shares are offered and sold or (ii) as otherwise set forth in Section 1(rr) hereof.

(n) None of the execution, delivery and performance by the Company of this Agreement or the Deposit Agreement, the sale of the International Shares, or the consummation of the transactions herein or therein contemplated and as described in the

Disclosure Package and the Final Prospectus, or the fulfillment of the terms hereof and thereof by the Company does or will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the estatutos sociales, charter or by-laws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except for such breach, violation or imposition which, individually or in the aggregate, would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any material statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p) The consolidated historical financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data set forth under the caption “Item 3. Key Information – Selected Financial Data” in the Company’s most recent annual report on Form 20-F as incorporated by reference in the Registration Statement (the “Form 20-F”) and under the caption “Selected Consolidated Financial Data” in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus under the Act and the Exchange Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Final Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) Except as otherwise disclosed in the Final Prospectus, each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Final Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property or any claims that the Company or any of its subsidiaries has infringed or is infringing the intellectual property of a third party, except when any such claim, challenge or infringement would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its estatutos sociales, charter, bylaws or comparable constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) in this paragraph any violation or default which would not have a Material Adverse Effect.

(u) Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, who have certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with (i) the execution and delivery of this Agreement or the sale by the Selling Shareholder of the International Shares, or (ii) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs.

(w) Each of the Company and its subsidiaries has filed all Mexican and applicable non-Mexican federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a

Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). The Company has made adequate charges, accruals and reserves in accordance with IFRS in the applicable financial statements referred to in Section 1(p) hereof in respect of all U.S., Mexican and other foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and in the territories in which such businesses are conducted; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(z) No significant subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or distributions to the Company or any of its subsidiaries, as applicable, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company or any of its subsidiaries any loans or advances to such subsidiary from the Company or any of its subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (including, without limitation, airport concessions) issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit, concession or other authorization would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, concession, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(bb) The Company and each of its significant subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to fairly maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any unremediated material weakness in their internal controls over financial reporting.

(cc) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s applicable rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including to the Company’s chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) The Company has not taken, nor will the Company take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Shares.

(ee) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any Mexican and applicable non-Mexican federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the best knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the best knowledge of the Company and its subsidiaries, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable law, rule or regulation of any locality of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or such similar and applicable laws, rules or regulations and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and such similar and applicable laws, rules and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of any jurisdiction and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the International Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

(kk) The Company has no “significant subsidiaries” (as such term is defined under Rule 1-02(w), subsections 1 or 2, of Regulation S-X under the Act) other than as set forth on Schedule V attached hereto.

(ll) Neither the Company nor any of its subsidiaries nor any of the properties or assets owned by the Company or its subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico.

(mm) The Company and the Depositary filed with the Commission on December 14, 2012, a registration statement on Form F-6 (No. 333-185511) and a related prospectus, for the registration under the Act of the ADSs evidenced by ADRs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement on the Closing Date will conform in all material respects to the applicable requirements of the Act and the rules and regulations thereunder and, at the time the ADR Registration Statement, any post-effective amendment or amendments thereto became or becomes effective, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(nn) Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and Persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the International Shares, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such International Shares, free and clear of any Liens.

(oo) All dividends and other distributions declared and payable on the International Shares may under current Mexican laws and regulations be paid, directly or indirectly, to the Depositary and to the holders of such International Shares, as the case may be, in Mexican pesos that may be converted into foreign currency that may be freely transferred out of Mexico in accordance with the Deposit Agreement; and, except as set forth in the Disclosure Package and the Final Prospectus, all such dividends and other distributions made to holders of International Shares who are non-residents of Mexico for tax purposes and do not hold the International Shares or a beneficial interest therein in connection with the conduct of a trade or business in Mexico through a permanent establishment for tax purposes in Mexico are not subject to Mexican withholding or other similar taxes under current Mexican laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction imposed on such holder in Mexico.

(pp) The Company was not in 2011 and 2012 a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in 2013.

(qq) The Company is not a “foreign personal holding company” within the meaning of the United States Internal Revenue Code of 1986, as amended.

(rr) A request for authorization of the public offering of the Mexican Shares in Mexico was filed with the CNBV, and the CNBV has authorized the public offering of the Mexican Shares within Mexico. Such CNBV authorization is in full force and effect as of the date hereof and will be in full force and effect at the time of purchase and on the Closing Date and on any Settlement Date.

(ss) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the International Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as of the date hereof as set forth below in this Section 2.

(a) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b) No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Selling Shareholder of its obligations hereunder in connection with the offering or sale of the International Shares hereunder or the consummation of the transactions contemplated in this Agreement or in the Deposit Agreement, except (i) such as have been obtained or made under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the International Shares by the Underwriters in the manner contemplated herein and in the Registration Statement, Disclosure Package and the Final Prospectus, the Ley del Mercado de Valores and regulations thereunder or the regulations of the Mexican Stock Exchange, or any laws of jurisdictions outside of Mexico and the United States in which the Global Shares are offered and sold or (ii) as otherwise set forth in Section 1(rr) hereof.

(c) None of the execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the International Shares, or the consummation of the transactions herein or therein contemplated and as described in the Disclosure Package and the Final Prospectus, or the fulfillment of the terms hereof by the Selling Shareholder does and will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Selling Shareholder pursuant to, (i) the estatutos sociales of the Selling Shareholder (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Shareholder is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Shareholder or any of its properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions which would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(d) The Selling Shareholder is and on the Closing Date will be the record and beneficial owner of the International Shares, and has and on the Closing Date will have good and valid title to the International Shares to be delivered by the Selling Shareholder on the Closing Date, free and clear of all Liens, and full right, power and corporate authority to enter into and perform its obligations under this Agreement and to sell, assign, transfer and deliver the International Shares to be delivered by the Selling Shareholder on the Closing Date hereunder; and upon the delivery of and payment for the International Shares on the Closing Date hereunder the Underwriters will acquire good and valid title to the International Shares to be delivered by the Selling Shareholder on the Closing Date, free and clear of all Liens.

(e) Upon deposit of the International Shares to be sold by the Selling Shareholder and payment therefor pursuant to this Agreement, valid title to such International Shares will be passed in accordance with the Deposit Agreement to the Depositary who has received deposit of such International Shares without notice of an adverse claim, free and clear of any Liens. Upon payment of the purchase price for the ADSs to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee, and the crediting of such ADSs on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the New York Uniform Commercial Code (the “UCC”) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such ADSs), (i) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such ADSs, and (ii) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter and by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Shares.

(g) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and Rule 430A and on the Closing Date and on any Settlement Date, the Final Prospectus (and any amendments or supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date [and any Settlement Date], the Final Prospectus (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(g) apply only to statements or omissions regarding the information furnished by and relating to the Selling Shareholder specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 10(b) hereof.

(h) The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any Issuer Free Writing Prospectus, and has not distributed any written materials in connection with the offer or sale of the International Shares.

(i) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct, is familiar with the Disclosure Package, the Registration Statement and the ADR Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package, the Registration Statement and the ADR Registration Statement that, in the individual or the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(j) The sale of the International Shares by the Selling Shareholder pursuant to this Agreement is not and will not be prompted by any material non-public information concerning the Company that is not set forth in the Registration Statement, Disclosure Package or the Final Prospectus, or any amendment or supplement thereto.

(k) The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(l) There are no actions, suits, claims, investigations or proceedings pending or, to the Selling Shareholder’s knowledge, threatened or contemplated to which the Selling Shareholder or any of its subsidiaries, if any, or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Mexican and non-Mexican federal or state governmental or regulatory commission, board, body, authority or agency seeking to prevent consummation of the transactions contemplated in this Agreement or performance by the Selling Shareholder of its obligations hereunder.

(m) The Selling Shareholder nor, to the knowledge of the Selling Shareholder, any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a Person associated with a member (within the meaning of the FINRA by-laws) of FINRA.

(n) Any certificate signed by any officer of the Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the International Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at the purchase price set forth in Schedule I hereto, the number of International Firm Shares set forth opposite such Underwriter’s name in Schedule II hereto.

(b) [Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters, at the direction of the Representative, to purchase, severally and not jointly, up to the number of International Option Shares set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the International Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the International Firm Shares but not payable on the International Option Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the pricing of the Global Shares upon written notice by the Representative to the Selling Shareholder setting forth the number of International Option Shares as to which the several Underwriters are exercising the option and the Settlement Date. The number of International Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of International Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the International Firm Shares, subject to such adjustments as the Representative in the Representative’s absolute discretion shall make to eliminate any fractional shares.]

4. Delivery and Payment. Delivery of and payment for the International Firm Shares [and the International Option Shares (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date)] shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Selling Shareholder or as provided in Section 11 hereof (such date and time of delivery and payment for the International Shares being herein called the “Closing Date”). Delivery of the International Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative or as otherwise agreed between the Representative and the Selling Shareholder of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Selling Shareholder. Delivery of the International Firm Shares [and the International Option Shares] shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

[If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Shareholder will deliver the International Option Shares to the Representative on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative or as otherwise agreed between the Representative and the Selling Shareholder of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Selling Shareholder. If settlement for the International Option Shares occurs after the Closing Date, the Selling Shareholder will deliver to the Representative on the Settlement Date for the International Option Shares, and the obligation of the Underwriters to purchase the International Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.]

The Underwriters may elect to cause the Selling Shareholder to deposit on their behalf all or any of the Series B Shares to be purchased by them hereunder with the Mexican custodian for the Depositary, through the systems of S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), in accordance with Mexican regulations and the provisions of the Deposit Agreement against the issuance of ADSs. The ADR certificates evidencing the International Shares shall be registered in such names and in such denominations as the Representative may request not less than one full Business Day prior to the applicable Closing Date.

It is understood and agreed that the Closing Date hereunder shall occur simultaneously with the “Closing Date” under the Mexican Underwriting Agreement[, and that the Settlement Date for any International Option Shares occurring after the Closing Date hereunder, shall occur simultaneously with the settlement date under the Mexican Underwriting Agreement for any Mexican Option Shares occurring after the Closing Date hereunder].

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the International Shares for sale to the public as set forth in the Final Prospectus.

6. Further Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the International Shares, the Company will comply with the requirements of Rule 430A and Rule 433 and will not file any amendment of the Registration Statement or any supplement, amendment or revision (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus, any Issuer Free Writing Prospectus or the ADR Registration Statement unless the Company has furnished to the Representative a copy for the Representative’s review prior to filing and will not file or use any such proposed amendment or supplement to which the Representative reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). The Company will promptly advise the Representative in writing (i) when the Registration Statement, the ADR Registration Statement or any post-effective amendment to the Registration Statement, shall have been filed or become effective, or when any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any transcript of oral comments and any written responses thereto), (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, the ADR Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Final

Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the International Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement and (vi) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the International Shares. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, the ADR Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

(c) The Company will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the International Shares as contemplated in this Agreement and in the Disclosure Package and the Final Prospectus. If at any time when a prospectus relating to the International Shares is required (or, but for the exception afforded by Rule 172, would be required to be delivered) by the applicable law to be delivered in connection with sales of the International Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Final Prospectus so that the Registration Statement, the Disclosure Package or the Final Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Final Prospectus in order to comply with the requirements of the Act and the Exchange Act, the Company will promptly notify the Representative and will promptly prepare and file with the Commission, subject to Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary, in the opinion of such counsel, to amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, the Company will, subject to Section 6(a), promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company will use its reasonable best efforts to have any amendment to the Registration Statement or a new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus.

(d) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed, the ADR Registration Statement as originally filed and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The copies of the Registration Statement, the ADR Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will arrange, if necessary, for the qualification of the International Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the International Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the International Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly,

agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the International Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any Person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission or a similar application with the CNBV in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of any class of capital stock of the Company, in the form of Series B Shares or ADSs, or any securities convertible into, or exercisable, or exchangeable for, shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Series B Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Series B Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual or entity subject to the restricted period pursuant to the lockup letters described in Section 8(u) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i) The Company will use its best efforts to cause each of the parties identified on Schedule VI to furnish to the Representative, prior to the Execution Time, a letter or letters, substantially in the form of Exhibit A hereto, as applicable (the “Lock-Up Agreements”).

(j) The Company, during the period when the Final Prospectus is required to be delivered (or, but for the exception afforded by Rule 172, would be required to be delivered) under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Shares.

7. Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with the several Underwriters that:

(a) The Selling Shareholder will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any Person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder), directly or indirectly, any shares of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of any class of capital stock of the Company, in the form of Series B Shares or ADSs, or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, the foregoing restrictions shall not apply to (i) transfers of shares of any Series B Shares as a bona fide gift or gifts, (ii) as a distribution to limited partners, members or shareholders of the Selling Shareholder, (iii) transfers of shares of any Series B Shares to any trust for the direct or indirect benefit of the Selling Shareholder or the immediate family of the Selling Shareholder (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) and such transfer does not involve a disposition for value and (iv) transfers of shares of any Series B Shares to the Selling Shareholder’s affiliates or to any investment fund or other entity controlled or managed by the Selling Shareholder; provided, however that in the case of any transfer or distribution pursuant to clause (i) to (iv), (i) each donee, trustee, distributee, or transferee, as the case may be, shall sign and deliver a Lock-Up Agreement substantially in the form of Exhibit A hereto for the balance of the lockup period, (ii) such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (iii) the Selling Shareholder does not otherwise voluntarily effect any public filing or report regarding such transfers. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives, in writing, such extension.

(b) Prior to Closing Date, the Selling Shareholder will deposit or cause to be deposited the Underlying Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriters at the Closing Date are executed, countersigned and issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at the Closing Date.

(c) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Global Shares.

(d) The Selling Shareholder agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the preparation, printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, the ADR Registration Statement and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the International Shares; (iv) the preparation, printing, authentication and delivery of certificates for the International Shares, including any stamp or transfer taxes in connection with the sale of the International Shares; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the International Shares; (vi) the registration of the International Shares under the Act and Exchange Act and the listing of the Series B Shares and ADSs on NASDAQ; (vii) any registration or qualification of the International Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, such fees and expenses not to exceed $[—]); (viii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, such fees and expenses not to exceed $[—]); (ix) the reasonable and documented transportation and other expenses incurred by or on behalf of Company representatives or by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the International Shares; (x) the reasonable and documented fees and expenses of the Company’s accountants and the reasonable and documented fees and expenses of counsel (including local and special counsel) for the Company and for the Underwriters; and (xi) all other costs and expenses incidental to the performance by the Company of its obligations hereunder.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the International Firm Shares [and the International Option Shares, as the case may be,] shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date [and any Settlement Date] pursuant to Section 4 hereof, to the accuracy of the statements of any officer the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement, including any Rule 462(b) Registration Statement, and the ADR Registration Statement has become effective, and at the Closing Date or any Settlement Date, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and the ADR Registration Statement or any notice objecting to their use shall have been issued under the Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Final Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A. Any other material required to be filed by the Company pursuant to Rule 433 under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company and the Selling Shareholder, to have furnished to the Representative their opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, in the forms of Exhibit B-1 and B-2 hereto.

(c) The Company shall have requested and caused Ritch Mueller, S.C., special Mexican counsel for the Company and the Selling Shareholder, to have furnished to the Representative their opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, in the form of Exhibit C-1 and C-2 hereto.

(d) The Depositary shall have requested and caused [—], counsel for the Depositary, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form of Exhibit D hereto.

(e) The Representative shall have received from Paul Hastings LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the sale of the International Shares, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representative shall have received from Raz-Guzmán

Abogados, S.C., Mexican counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the sale of the International Shares, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representative a certificate of the Company, signed by the chief executive officer and the principal financial or accounting officer of the Company, on behalf of the Company and not in their individual capacity, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the International Shares, this Agreement and the Mexican Underwriting Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)	The Registration Statement and the ADR Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)	since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no event or condition of a type that would, individually or in the aggregate, result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h) The Selling Shareholder shall have furnished to the Representative a certificate of the Selling Shareholder, signed by the Selling Shareholder or appropriate representative or attorney-in-fact on behalf of the Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(i) The Company shall have requested and caused Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, independent auditors for the Company, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering the matters that are ordinarily covered by “comfort letters” drafted in accordance with Statement of Accounting Standards No. 72.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the International Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(k) The closing of the purchase of the Mexican Firm Shares to be sold by the Selling Shareholder pursuant to the Mexican Underwriting Agreement shall occur concurrently with the closing of the purchase of the International Firm Shares described herein.

(l) The Depositary shall have furnished or caused to be furnished to the Representative certificates satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs are to be issued on the Closing Date, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably request.

(m) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(n) FINRA, upon review, if any, of the terms of the public offering of the International Shares, shall not have objected to such offering, such terms or the Underwriters’ participation in the same.

(o) The ADSs and Series B Shares shall have been listed and the ADSs shall have been admitted and authorized for trading on NASDAQ, and satisfactory evidence of such actions shall have been provided to the Representative.

(p) Prior to the Execution Time, the Company shall have furnished to the Representative the Lock-Up Agreements.

(q) The CNBV shall have authorized the public offering of the Mexican Shares. No order or other type of official communication suspending the public offering of the Mexican Shares shall have been issued by the CNBV or a Mexican judicial authority and continue in effect.

(r) All approvals required under the laws of Mexico at the Closing Date, including the approval by the CNBV to conduct a public offering in Mexico of the Mexican Shares shall have been obtained.

(s) The Series B Shares underlying the International Shares shall have been delivered and credited to the Mexican custodian for the Depositary, through the systems of Indeval as the Representative shall reasonably specify.

(t) There shall not have been any decrease in or withdrawal of the rating of any securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided herein, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 75 East 55th Street, New York, New York 10022, on the Closing Date.

9. Reimbursement of Underwriters’ Expenses. If the sale of the International Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholder will reimburse the Underwriters severally through the Representative on demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of outside counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the International Shares.

10. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act, the directors, officers, employees and agents of each Underwriter and each Person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the International Shares as originally filed or in any amendment thereof, including the Rule 430A Information, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or any other preliminary prospectus supplement relating to the International Shares, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with (i) written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of information described in paragraph (c) below, and (ii) any information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the information described as such in paragraph (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act, the directors, officers, employees and agents of each Underwriter and each Person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above; provided, however, that the Selling Shareholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information furnished by or on behalf of the Selling Shareholder specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of (i) the Selling Shareholder’s legal name, address and the number of Series B Shares owned by the Selling Shareholder, and (ii) the other information (excluding percentages) with respect to the

Selling Shareholder which appears in the table (and corresponding footnotes) under the caption “Selling Shareholders” in the Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus and any amendment or supplement thereto; provided, further, that the liability of the Selling Shareholder pursuant to this paragraph (b) and the contribution by the Selling Shareholder under paragraph (e) below shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Shareholder) received by the Selling Shareholder from the sale of the International Shares sold by the Selling Shareholder hereunder.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the indemnity set forth in paragraph (a) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the following information set forth in the documents referred to in the indemnity set forth in paragraph (a) above under the heading “Plan of Distribution” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Final Prospectus (or any amendment or supplement to any of the foregoing): [(i) the names of the Underwriters and their respective participation in the sale of the International Shares, (ii) the sentences related to selling concessions and dealer reallowances, (iii) the sentences describing the Intersyndicate Agreement and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus.]

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that with respect to any such indemnified party, the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each such indemnified party, which firm shall be designated in writing by the Representative. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the International Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the International Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the International Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and the Selling Shareholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each Person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate (as such term is defined in Rule 501(b) under the Act) and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each Person who controls the Company or the Selling Shareholder within the meaning of either the Act or the Exchange Act, each officer or representative of the Company or the Selling Shareholder who shall have signed the Registration Statement and each director of the Company or the Selling Shareholder shall have the same rights to contribution as the Company and the Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e).

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the International Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of International Shares set forth opposite the names of all the remaining Underwriters) the International Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of International Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Shares, and if such nondefaulting Underwriters do not purchase all the International Shares, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Selling Shareholder. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Selling

Shareholder prior to delivery of and payment for the International Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Series B Shares has been suspended by the Mexican Stock Exchange or trading in the Company’s ADSs representing the Series B Shares shall have been suspended by the Commission or the CNBV or NASDAQ or the Mexican Stock Exchange or trading in securities generally on the New York Stock Exchange, NASDAQ or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by Mexican or United States federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the International Shares as contemplated by the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Shareholder or the respective officers of the Company and the Selling Shareholder, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Selling Shareholder or any of the officers, directors, employees, agents, affiliates or controlling Persons referred to in Section 10 hereof, and will survive delivery of and payment for the International Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to [—], with a copy to Paul Hastings LLP, Attention: Michael L. Fitzgerald, Esq. (fax no.: (212) 303-7088) and confirmed to it at Paul Hastings LLP, 75 East 55th Street, New York, New York 10022; if sent to the Company, will be mailed, delivered or telefaxed to Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Attention: José Luis Guerrero Cortés and/or Alfredo Domínguez Sánchez (fax no.: +52 (81) 8 160-0003) and confirmed to it at Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Ave. Lazaro Cardenas No. 2225 L.501 (Piso 5), Col. Valle Ote., San Pedro Garza Garcia, N.L., C.P. 66269, Mexico, with a copy to Cleary Gottlieb Steen & Hamilton LLP, Attention: Jorge Juantorena, Esq. (fax no.: (212) 225-3999) and confirmed to it at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006; or, if sent to the Selling Shareholder, will be mailed, delivered or telefaxed to Empresas ICA, S.A.B. de C.V., Attention: Rodrigo Quintana, General Counsel (fax no.: +(52) 555 227-5039) and confirmed to it at Empresas ICA, S.A.B. de C.V., Boulevard Manuel Avila Camacho #36, Piso 15, Col. Lomas de Chapultepec C.P. 11000, Mexico, D.F., with a copy to Cleary Gottlieb Steen & Hamilton LLP, Attention: Jorge Juantorena, Esq. (fax no.: (212) 225-3999) and confirmed to it at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling Persons referred to in Section 10 hereof, and no other Person will have any right or obligation hereunder.

16. No Fiduciary Duty. Each of the Company and the Selling Shareholder hereby acknowledges and agrees that (a) the purchase and sale of the International Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

19. Jurisdiction. Each of the parties hereto hereby agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in any New York Court. The Company and the Selling Shareholder irrevocably submit to the jurisdiction of the New York Courts in any Related Proceeding and agree not to commence any Related Proceeding except in the New York Courts. The Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any Related Proceeding brought in any New York Court has been brought in an inconvenient forum. The Company and the Selling Shareholder agree that a final judgment in any Related Proceeding (a “Related Judgment”) from a New York Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law, and the Company and the Selling Shareholder submit to the jurisdiction of the courts of any such other jurisdiction for such purpose. The Company and the Selling Shareholder have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any Person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and the Selling Shareholder hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholder agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholder.

The provisions of this Section 19 shall survive any termination of this Agreement, in whole or in part.

20. Currency; Additional Amounts.

(a) Each reference in this Agreement to dollars, U.S. dollars or US$ (the “Relevant Currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder will pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(b) Each payment of fees or other amounts due to the Underwriters under this Agreement shall, except as required by law, be made without withholding or deduction for or on account of any taxes imposed by Mexico or any political subdivision or taxing authority thereof or therein. If any taxes are required to be withheld or deducted from any such payment, the Selling Shareholder shall pay such additional amounts as may be necessary to ensure that the net amount actually received by the Underwriters after such withholding or deduction is equal to the amount that the Underwriter would have received had no such withholding or deduction been required, provided, however, that no such additional amounts shall be payable in respect of (i) any taxes imposed on the net income of an Underwriter and franchise taxes imposed on an Underwriter by the jurisdiction under the laws of which the Underwriter is organized or has its principal place of business, or (ii) any taxes imposed on an Underwriter by reason of any connection between the Underwriter and the taxing jurisdiction other than entering into this Agreement and receiving payments hereunder, including such Underwriter being a resident or having a permanent establishment, for tax purposes, in such taxing jurisdiction.

21. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

22. Waiver of Jury Trial. Each of the Company and the Selling Shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(mm) above, including exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time, including all documents incorporated by reference therein.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico City, Mexico.

“Commission” shall mean the United States Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, issued at or prior to the Execution Time and identified in Schedule IV hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, including all documents incorporated by reference in any of (i) through (iv) above.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement and any post-effective amendment or amendments thereto became or becomes effective, as the case may be.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the International Shares that was first filed pursuant to Rule 424(b) in the form first furnished to the Underwriters after the Execution Time, including all documents incorporated by reference therein, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the International Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the International Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Material Adverse Effect” shall mean, with respect to any Person, a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Person and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“New York Courts” shall mean the United States federal or state courts located in the Borough of Manhattan in the City and State of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the Effective Time, including all documents incorporated by reference therein, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the International Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended, on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 433,” “Rule 436” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean the information included in the Final Prospectus or any amendment or supplement thereto that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the International Shares under the Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“significant subsidiary” shall have the meaning set forth in Section 1(kk).

“subsidiary” shall mean each direct and indirect subsidiary of the Company, except as the context otherwise requires.

“Underlying Shares” shall mean the Series B Shares that will be represented by the ADSs.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours,

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.

By:
Name: Title:

[Signature Page to the Underwriting Agreement]

AEROINVEST, S.A. DE C.V.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

For themselves and as Representative of the other several Underwriters, if any, listed on Schedule II hereto:

[—]

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated [—], 2013

Representative: [—]

Title, Purchase Price and Description of International Shares:

Title: Series B Shares, without par value

Number of International Firm Shares to be sold by the Selling Shareholder: [—]

[Number of International Option Shares to be sold by the Selling Shareholder: [—]]

Price per International Share to Public (include accrued dividends, if any): $[—]

Price per International Share to the Underwriters – total: $[—]

Other provisions:

Closing Date, Time and Location: [—], 2013 at 10:00 a.m. at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022

Type of Offering: Non-Delayed

Date referred to in Section 6(h) after which the Company may offer or sell Series B Shares issued by the Company without the consent of the Representative: [—], 2013

Date referred to in Section 7(a) after which the Selling Shareholder may offer or sell Series B Shares issued by the Company without the consent of the Representative: [—], 2013

Modification of items to be covered by the letter from Galaz, Yamazaki, Ruiz Urquiza, S.C., a member firm of Deloitte Touche Tohmatsu Limited, delivered pursuant to Section 8(i) at the Execution Time: [—]

SCHEDULE II

Underwriters	Number of International Firm Shares to be Purchased	[Number of International Option Shares to be Purchased]
[—]	[—]	[—]

[—]	[—]	[—]

[—]	[—]	[—]

[—]	[—]	[—]
Total	[—]	[—]

SCHEDULE III

Selling Shareholder	Number of International Firm Shares to be Sold	[Number of International Option Shares to be Sold]
Aeroinvest, S.A. de C.V.	[—]	[—]

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package:

[—]

SCHEDULE V

“Significant Subsidiaries” (as such term is defined under Rule 1-02(w) subsections 1 or 2 of Regulation S-X under the Act) of the Company:

Aeropuerto de Monterrey, S.A. de C.V.

SCHEDULE VI

Directors, Officers and Shareholders Subject to Lock-Up:

[—]